                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): April 16 , 1998
                                                         ---------------



                                XCELLENET, INC.
                           (Exact name of registrant
                         as specified in its charter)

     Georgia                     0-23560                  58-1749705
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     (State or other            (Commission            (I.R.S. Employer
     jurisdiction of            File Number)           Identification No.)
     incorporation)


     5 Concourse Parkway, Suite 850
     Atlanta, Georgia                                   30328
     -----------------------------------------------------------
     (Address of principal executive officers)        (Zip Code)



    Registrant's telephone number, including area code:  (404) 770-804-8100

                                      N/A
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

     On April 16, 1998, XcelleNet, Inc., a Georgia corporation ("XcelleNet"), entered into an Agreement and Plan of Merger (the "Merger Agreement), by and among Sterling Commerce, Inc., a Delaware corporation ("Sterling"), Sterling Commerce (Southern), Inc., a Delaware corporation and a wholly owned subsidiary of Sterling ("Sub"), and XcelleNet providing for the acquisition of XcelleNet by Sterling. Pursuant to the Merger Agreement, following the satisfaction of the conditions contained therein, XcelleNet will be merged with and into Sub, with Sub to continue as the surviving corporation wholly owned by Sterling (the "Merger").

     In the Merger, each share of XcelleNet's common stock, par value $.01 per share (the "XcelleNet Common Stock") issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive the "Merger Consideration," which term is defined as (i) a cash payment in an amount equal to $8.80 (the "Cash Payment") and (ii) 0.2885 of a share of Sterling's common stock, par value $.01 per share ("Sterling Common Stock"); with the ratio of cash and shares to be adjusted, if necessary, as provided in Section 2.1 of the Merger Agreement. There were 8,381,193 shares of XcelleNet Common Stock outstanding on April 16, 1998.


     The Merger Agreement contains customary representations and warranties of the parties, which will not survive the effectiveness of the Merger. In addition, pursuant to the Merger Agreement, XcelleNet has agreed to operate its business in the ordinary course pending consummation of the Merger, and XcelleNet has agreed not to solicit negotiations

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or agreements relating to a competing business combination transaction. The
Merger is conditioned upon, among other things, (i) the approval of the holders of at least a majority of the outstanding shares of XcelleNet Common Stock, (ii) the termination or expiration of the waiting period pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the receipt of opinions of counsel by each of XcelleNet and Sterling to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no gain or loss will be recognized by the shareholders of XcelleNet upon their exchange of shares for the Merger Consideration under Section 354 of the Code (except to the extent that such shareholders receive cash for their shares). Subject to the payment of certain termination fees, both XcelleNet and Sterling may terminate the Merger Agreement in certain specified circumstances. Either party may terminate the Merger Agreement if the Merger is not consummated on or prior to October 31, 1998.

     In connection with the Merger Agreement, Dennis M. Crumpler (the Chairman and Chief Executive Officer of XcelleNet), Maleah Crumpler and The Crumpler Investment Limited Partnership (together, the "Crumpler Shareholders") entered into a Shareholder Agreement, dated as of April 16, 1998, (the "Shareholder Agreement") with Sterling. Pursuant to the Shareholder Agreement, the Crumpler Shareholders (who own collectively 16.6% of the outstanding XcelleNet Common Stock as of the date of the Merger Agreement) have agreed to vote, and have granted an irrevocable proxy with respect to, their shares of XcelleNet Common Stock in favor of approval of the Merger and the adoption of the Merger Agreement and all transactions contemplated thereby, at a special meeting of XcelleNet's shareholders. The Crumpler Shareholders also agreed, except pursuant to the Merger Agreement, not to dispose of any shares of XcelleNet Common Stock or to enter into any contract or arrangement to dispose of any shares of XcelleNet Common Stock, and, except pursuant to the Shareholder Agreement, not to grant any proxy or power of attorney with respect thereto with respect to such shares.

     The Crumpler Shareholders also agreed to certain restrictions on their transfer of shares of Sterling Common Stock received in the Merger. The Shareholder Agreement will automatically terminate upon the earlier of (i) the termination of the Merger Agreement pursuant to the terms thereof or (ii) the effective time of the Merger (except for the provisions relating to the representations and warranties of, and post-Merger share transfer restrictions on the Crumpler Shareholders, which provisions shall survive the effective time of the Merger).

     Prior to the execution and delivery of the Merger Agreement and the Shareholder Agreement, XcelleNet amended its Shareholder Protection Rights Agreement, dated November 21, 1997 ("Amendment No. 1 to Rights Agreement"), such that the execution and delivery of, and the consummation of the transactions contemplated by, the Merger Agreement and the ancillary agreements thereto, including, without limitation, the Shareholder Agreement, would not (i) result in Sterling or Sub or any of their respective Affiliates or Associates being an Acquiring Person, a Beneficial Owner or a Flip-Over Entity, (ii) result in the occurrence of a Flip-In Date, a Stock Acquisition Date, a Separation Time, a Flip-Over Transaction or Event, or (iii) in any other way effect any change or modification of the terms of the Rights or the rights of the holders thereof, including, without limitation, the Rights becoming exercisable. In addition, pursuant to the terms of Amendment No. 1 to Rights Agreement, the Expiration Time for the Rights will occur immediately prior to the effective time of the Merger. For purposes hereof, the terms "Acquiring Person," "Affiliate," "Associate," "Beneficial Owner," "Expiration Time," "Flip-In Date," "Separation Time," "Stock
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Acquisition Date," "Flip-Over Entity," "Flip-Over Transaction or Event," and
"Rights" shall have the respective meanings ascribed thereto in the Shareholder Protection Rights Agreement.

     The Merger Agreement, the Shareholder Agreement and Amendment No. 1 to Rights Agreement are attached hereto as Exhibits 2.1, 99.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing descriptions of such documents are qualified in their entirety by reference to those documents filed hereto as exhibits.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

    2.1 Agreement and Plan of Merger by and among Sterling Commerce, Inc., Sterling Commerce (Southern), Inc., and XcelleNet, Inc. dated April 16, 1998.

    4.1 Amendment No. 1, dated April 16, 1998 to Shareholder Protection Rights Plan between XcelleNet, Inc. and SunTrust Bank, Atlanta, as Rights Agent, dated November 21, 1997.

   99.1 Shareholder Agreement dated as of April 16, 1998, by and among Sterling Commerce, Inc., Dennis M. Crumpler, Maleah Crumpler and The Crumpler Investment Limited Partnership.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         XCELLENET, INC.



                         By: /s/ Jeanne N. Bateman
                            -----------------------------------
                            Jeanne N. Bateman
                            Vice President - Finance and Human
                            Resources, Treasurer and Secretary


Dated: April 21, 1998

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                                 EXHIBIT INDEX


    2.1 Agreement and Plan of Merger by and among Sterling Commerce, Inc., Sterling Commerce (Southern), Inc., and XcelleNet, Inc. dated April 16, 1998.

    4.1 Amendment No. 1, dated April 16, 1998 to Shareholder Protection Rights Plan between XcelleNet, Inc. and SunTrust Bank, Atlanta, as Rights Agent, dated November 21, 1997.

   99.1 Shareholder Agreement dated as of April 16, 1998, by and among Sterling Commerce, Inc., Dennis M. Crumpler, Maleah Crumpler and The Crumpler Investment Limited Partnership.